EXHIBIT 10.58

CONFIDENTIAL TREATMENT REQUESTED FOR PORTIONS OF THIS DOCUMENT.  PORTIONS FOR WHICH CONFIDENTIAL TREATMENT IS REQUESTED ARE DENOTED BY [***].  MATERIAL OMITTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

September 25, 2009

Mr. David Meyer, Managing Director
Knightspoint Partners, LLC
1325 Avenue of the Americas, 27th Floor
New York, NY 10019

RE: Amendment of Agreement

Dear David:

This will confirm our agreement to amend your agreement with CPI Corp. (the “Company”) dated as of September 22, 2008 (the "Agreement”) regarding your compensation as Chairman of the Board of Directors of the Company (the “Board”) during the Company’s fiscal year 2009.

1.	Subsection 1.a.ii. shall be revised in its entirety to read as follows:

Continuing the development and implementation of the Company’s long-range strategic plan to increase shareholder value over time including new sources of revenue;

2.	Subsection 1.a.iii. shall be deleted and subsections 1.a.iv. and 1.a.v. shall be renumbered as subsections 1.a.iii. and 1.a.iv., respectively;

3.	Subsection 2.b. shall be amended in its entirety to read as follows:

Annual Performance Bonus:  You will be eligible to receive an annual performance bonus for each fiscal year of the Company during the term of this agreement in an amount, in the aggregate, equal to 0.67% of the Adjusted EBITDA (“Full Award”) as reported in the applicable earnings release of the Company for such fiscal year.  Your actual performance bonus for FY 2009 will be subject to satisfaction of the targets set out below:

 i.   You will be entitled to an amount equal to 25% of the Full Award for achievement of [$***] million of FY 2009 Adjusted EBITDA;

ii.    You will be entitled to an amount equal to 25% of the Full Award for achievement of fourth quarter FY 2009 EBITDA of [$***] million or greater; and

*** CONFIDENTIAL TREATMENT REQUESTED.  AN APPLICATION FOR CONFIDENTIAL TREATMENT (INCLUDING THE PROPOSED DELETIONS) HAS BEEN FILED PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

iii. You will be entitled to 50% of the Full Award based on achievement of such other targets and goals as are determined by the Committee in its sole discretion, including but not limited to reallocation of the targets set out above.

          4.   Subject to the provisions of this Amendment, the Agreement is hereby ratified and affirmed.

          5.   This Amendment is subject to ratification by the Board, and you shall be recused from voting on the matter.

Please acknowledge your agreement to the terms set forth herein by signing and returning one copy of this letter to me.

                                          Sincerely,
CPI Corp.

By:	/s/Turner White
Turner White
Chairman, Compensation Committee

Agreed to this 25 day of September, 2009

/s/David M. Meyer
    David M. Meyer

*** CONFIDENTIAL TREATMENT REQUESTED.  AN APPLICATION FOR CONFIDENTIAL TREATMENT (INCLUDING THE PROPOSED DELETIONS) HAS BEEN FILED PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934.